Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Mr. Renhong Tang, a director of the undersigned, with full power of substitution and re-substitution, as the undersigned’s true and lawful attorney-in-fact (referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.	execute for and on behalf of the undersigned, in the undersigned’s capacity as the Legal Presentative and Chairman of the Board of Directors of Jiangsu Simcere Zaiming Pharmaceutical Co., Ltd., a limited liability company incorporated in the P. R. China (the “Company”), any and all forms, schedules, statements and other documents (including any amendments thereto) (“Filings”) that the Company may be required to file with the U.S. Securities and Exchange Commission (“SEC”) under (i) Section 13 or Section 16 of the U.S. Securities Exchange Act of 1934, as amended, and any rule or regulation thereunder, including without limitation filings on Form 3, Form 4, Form 5, Schedule 13D and Schedule 13G; and (ii) the U.S. Securities Act of 1933, as amended, and Rule 144 thereunder, including without limitations filings on Form 144.

2.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Filings identified in sub-paragraph (1) above, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. The undersigned acknowledges that the Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the U.S. Securities Exchange Act of 1934, as amended, or any rules thereunder, or the U.S. Securities Act of 1933, as amended, or any rules thereunder.

This Power of Attorney shall remain in full force and effect until the Company is no longer required to make any such Filings, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of August 8, 2025.

[Signature Page to Follow]

Jiangsu Simcere Zaiming Pharmaceutical Co., Ltd.

By:	/s/ Wu Yongmin
Name:	Wu Yongmin
Title:	Legal Representative and Chairman of the Board of Directors